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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 25, 2005
                                                         ----------------

                         ANDREA ELECTRONICS CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)

         New York                       1-4324                 11-0482020
         --------                       --------               ----------
(State or other Jurisdiction of        (Commission            (IRS Employer
incorporation or organization)         File Number)          Identification No.)

                 45 Melville Park Road, Melville, New York 11747
                 -----------------------------------------------
                    (Address of principal executive offices)

                                 (631) 719-1800
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
                ------------------------------------------

ITEM 1.02       TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
                ----------------------------------------------

ITEM 5.02(B)    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
                ---------------------------------------------------------
                DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
                --------------------------------------------

         On January 31, 2005, Andrea Electronics Corporation (the "Company") announced that Paul E. Donofrio, President and Chief Executive Officer of the Company, had been terminated without cause and had resigned as a Director of the Company effective January 25, 2005. In connection with his termination, the Company and Mr. Donofrio entered into a separation agreement and general release to resolve any obligations owed Mr. Donofrio under his existing employment agreement and any other obligations or liabilities the Company may have to Mr. Donofrio (the "Release Agreement").

         The Release Agreement, dated January 25, 2005, between the Company and Mr. Donofrio provides for the following terms:

        o Termination of Mr. Donofrio's existing employment agreement with the Company effective January 25, 2005;
        o Payment to Mr. Donofrio of a $50,000 lump sum payment on February 11, 2005;
        o Payment to Mr. Donofrio of $30,000 to be paid over a six month period ($5,000 per month) with the final $2,500 payment to be contingent upon receipt by the Company from Mr. Donofrio at the end of the six month period of an additional release agreement;
        o Continuation of the Company contribution portion of Mr. Donofrio's health benefits for a period of six months;

         The Settlement Agreement is subject to a seven-day revocation period during which Mr. Donofrio may revoke the Release Agreement.

         The press release announcing Mr. Donofrio's termination as an officer and resignation as a Director is furnished as Exhibit 99.1.

ITEM 5.02(C)    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
                ---------------------------------------------------------
                DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
                  ------------------------------------------

         On January 31, 2005, the Company also announced that, effective January 25, 2005, Douglas J, Andrea, who had been serving as Chairman of the Board and Corporate Secretary of the Company, was appointed to serve as Chairman of the Board, President, Chief Executive Officer and Corporate Secretary of the Company. Mr. Andrea has been Chairman of the Board since 2001, a Director of the Company since 1991 and Corporate Secretary since 2003. Mr. Andrea previously served as Co-Chairman and Co-Chief Executive Officer of the Company from 1998 to 2001 and as Co-President of the Company from 1992 to 1998.

         In June 2004, the Company entered into a one-year employment contract with Mr. Andrea, which expires June 2005 with a provision to extend for two additional one-year terms. Pursuant to his employment agreement, Mr. Andrea received an initial annual base salary of $175,000 from June 14, 2004 through August 3, 2004, an initial stock grant of 400,000 options

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with immediate vesting on June 14, 2004 and a minimum annual prorated bonus of
$50,000 on a calendar year basis from the period beginning August 4, 2003. His annual base salary increased to $200,000 on August 4, 2004. Mr. Andrea would also be entitled to a change in control payment equal to one times his base salary with continuation of health and medical benefits for one year in the event of a change in control and subsequent termination of employment other than for cause. If the agreement is extended, Mr. Andrea's annual base salary would be $200,000 per annum through August 3, 2005 and $225,000 per annum thereafter, with additional grants of stock options each year.

         The press release announcing Mr. Andrea's appointment is furnished as
Exhibit 99.1.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.
                ---------------------------------

        (c)     Exhibits

                Number            Description
                ------            -----------

                99.1              Press Release Dated January 31, 2005


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ANDREA ELECTRONICS CORPORATION


Dated: January 31, 2005           By: /s/ Corisa L. Guiffre
                                      ------------------------------------------
                                      Corisa L. Guiffre
                                      Vice President and Chief Financial Officer


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                                  EXHIBIT INDEX
                                  -------------


Exhibit                      Description
-------                      -----------

 99.1                        Press Release, dated January 31, 2005